UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

I2 TELECOM INTERNATIONAL, INC.

(Exact name of Company as specified in its charter)

Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Abernathy Road, Suite 1800, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (770) 512-7174

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by i2 Telecom International, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company’s or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 15, 2006, pursuant to Section 4.13 of the Company’s bylaws, the Company’s Board of Directors unanimously appointed Chris Bylander to the Company’s Board of Directors as an independent director. Mr. Bylander received options to purchase 1,000,000 shares of common stock upon election to the Board of Directors with the options vesting over two years.

He currently is a mentor in the Webster University Export Fellows program where he helps small business develop new markets for their products and services. He is also the current President of the Swedish Council of Saint Louis. He has served over two thousand corporations to advance sales positions in all North American States and in ninety countries. In 1996, he co-wrote the Global Strategic Partnership plan for Missouri with Governor Mel Carnahan. In March 2001, Mr. Bylander founded a business accelerator at Florida Atlantic University’s Research and Development Center and served as its first Executive Director. In 1994, Mr. Bylander co-founded a Brussels-based technical institute, an accredited information source to the European Commission and served until September 2005 on its board as a director and chairman of the business development committee. Mr. Bylander studied accounting at Uppsala Cederblads 1973 to 1976, followed by a three year MBA-program in business at Oxford Polytechnic in the United Kingdom.

In September 1995, Mr. Bylander founded International American Group (IAG), specializing in business development to the manufacturing and IT/ telecommunications industries. Mr. Bylander has served in an executive capacity from September 1995 to present at IAG. He also served as U.S. President and CEO of a European telecommunications company, U.S. President and CEO of a global manufacturing group, Managing Director of a software developer in the financial services industry, and COO of a top Gartner-rated eBusiness infrastructure company. From March 2004 to present, Mr. Bylander has been the founder and Managing Member of Exxiss Technology, LLC, and from September 2005 to present and the Managing Member of Notebook Design, LLC, a computer branding company based in Sweden. From January 2006 to present he has been a co-Founder and Member of NGendo Systems, LLC, an IT vendor operating under U.S. Government DOT minority preferment.

In October 1989, Mr. Bylander founded a global sales division for Bass Pro Shops / Tracker Marine, a consumer products manufacturer and retailer and served as its director until October 1995. Prior to that, he served as Vice President of Marketing at IBM UCC, one of the first IBM VAR’s, with exclusive sales rights of PC UNIX-based systems to the general office and health care industries.

Except as otherwise disclosed herein, there were no arrangements or understandings among Mr. Bylander and any other persons or persons pursuant to which Mr. Bylander was selected as a director. Mr. Bylander has not had during the past two years, a direct or indirect material interest in any transaction with the Company.

On May 15, 2006, the Company issued a press release announcing the appointment of Mr. Bylander to the Company’s Board of Directors. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Ex. 99.1    Press Release dated May 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I2 TELECOM INTERNATIONAL, INC.
(Company)
Date May 24, 2006

	By:	/s/ Paul Arena
	Name	Paul Arena
	Title:	Chief Executive Officer and Principal Financial Officer

Exhibit Index

Exhibit No.	Description
Ex. 99.1	Press Release dated May 15, 2006.